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                                                                   EXHIBIT 10.16

                                  OFFICE LEASE
                              FOR HORIZON BUILDING
                                  Monarch Park
                               Boulder, Colorado



     THIS LEASE (this "Lease"), dated October 10, 1996, is between MUM II, LLC ("Landlord") and Horizon Organic Dairy, Inc. ("Tenant").

     For and in consideration of the covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

                      SECTION I:  ADDITIONAL DEFINED TERMS

     In addition to those terms defined in the introductory paragraph of this Lease, the following terms shall have the following meanings when used in this
Lease:

          (a) Architect's Measurement: Any measurement of area made by Landlord's architect measuring Usable Area or Rentable Area for all of the space to be measured based on the Building floor plans, which measurement shall be conclusive and binding upon both Landlord and Tenant, unless any tenant of the Building objects to such measurement within sixty (60) days of notice to Tenant with the calculation of an Architect's Measurement (or in the event of structural modification to the Building which results in a change in any area of any floor, within sixty (60) days of notice to Tenant of the recalculation of an Architect's Measurement), in which case such measurement shall be presumptively correct but subject to correction if mistaken. The sole effect that a correction to an Architect's Measurement shall be the calculation of Tenant's share of the Operation Cost and in no event shall a mistake in an Architect's Measurement entitle Tenant to any adjustment in the Base Rent or Escalation Rent. The Architect's Measurements have been made from the outside of exterior walls to the middle of a demising wall between tenants and to the Common Area side of a wall between a Common Area and a tenant's area.

          (b) Base Operating Cost: An amount equal to $2.01 per square foot of Building Rentable Area per calendar year which represents an estimate of the Operating Cost for the entire calendar year in which the Term of this Lease begins.

          (c) Base Rent: The annual amount of rent payable with respect to each Lease Year during the term of this Lease Payable as set forth in
Section 4(a). The amount of the Base Rent for the first Lease Year shall be $95,178.06 total, for Suite A plus Suite D, which consists of, $71,013.43 for Suite A and $24,164.63 for Suite D. The amount of the Base Rent for all Lease Years after the first Lease Year shall be calculated in the manner set forth in
Section 4(a).

          (d) Building: A portion of that certain parcel of real property described in Exhibit A attached hereto, together with the building known as Horizon Building and all other improvements located thereon.

          (e) Building Rentable Area: 34,585 square feet which has been determined by Architect's Measurement. If from time to time there is a structural modification to the Building which results in a change in the area of any floor of the Building, Building Rentable Area shall, until any further change, mean the number of square feet as recomputed after such change by Architect's Measurement.

          (f) Commencement Date: The date of the Term of this Lease commences as determined in accordance with provisions of Section 30.

          (g) Common Areas: Those portions of the Building which are made available for the general use in common of tenants of the Building and their employees, agents, and invitees, including but not limited to the areas on individual floors devoted to corridors, elevators, lobbies, restrooms and other similar facilities, automobile parking areas which are reserved for "visitors only", driveways, entrances and exits, including all plaza areas, loading areas, pedestrian walkways and ramps, landscaped areas and stairways.

          (h) Default Rate: An annual rate of interest equal to fifteen (15) percent.

          (i)  Lease Year:

          (i) For the First Lease Year, the period beginning on the Commencement Date and ending on the last day of the same calendar month in which the Commencement Date occurred in the next calendar year; and

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          (ii) For Lease Years after the First Lease Year, the twelve-month period beginning on the next day following the expiration of the preceding Lease Year. If the Term of this Lease shall end prior to the last day of a Lease Year as defined above, the final Lease Year hereunder shall be deemed to end on the day the Term of this Lease ends.

          (j)  Operating Cost:  as defined in Section 6(b).

          (k) Ordinary Business Hours: The hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, except for any of such days which may fall on the holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          (l) Premises: Suites A and D on the first and second floor of the Building, as generally reflected on the floor plan attached to this Lease as Exhibit B.

          (m) Premises Rentable Area: 6,605.9 square feet in finished office space in Suite A on the first floor and 6,443.9 square feet in unfinished office space in Suite D on the second floor for a total of 13,049.8 square feet which has been determined by Architects Measurement. Premises Rentable Area is the Premises Usable Area plus Tenant's pro rata share (based upon Premises Usable Area to other tenant's premises usable area) of the Common Areas. If from time to time there is a structural modification to the Building which affects the area of any floor of the Building which contains the Premises, Premises Rentable Area shall, until further change, mean the number of square feet as recomputed after such change by Architect's Measurement.

          (n) Premises Usable Area: 6,115 square feet of finished office space in Suite A on the first floor and 5,965 square feet of unfinished office space in Suite D on the second floor which has been determined by Architect's Measurement. If from time to time there is a structural modification to the Building which affects the area of any floor to the building which contains the Premises, Premises Usable Area shall, until further changes, mean the number of square feet as computed after such change by Architect's Measurement.

          (o) Security Deposit: The amount of $47,600.00 (due at time of execution of this lease) to be kept on deposit with Landlord by Tenant in accordance with the provisions of Section 28.

          (p) Term: The period beginning at noon on the Commencement Date and ending at noon on the last day of the calendar month in which the tenth (10th) anniversary of the Commencement Date occurs.

                         SECTION 2:  LEASE OF PREMISES

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, together with the non-exclusive right to use the Common Areas for the purposes for which the Common Areas are intended. The Premises are leased on the terms and conditions set forth in this Lease.

                                SECTION 3:  TERM

     The term of this Lease shall be as set forth in Section l(p), unless sooner terminated or extended pursuant to the terms of this Lease.

                                SECTION 4:  RENT

          (a) Tenant shall pay Landlord during each Lease Year the Base Rent, in equal monthly installments in the amount of one-twelfth of the Base Rent on the Commencement Date and on the first day of each succeeding calendar month during the Term of this Lease; provided that the rent payable on the Commencement Date
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shall be prorated for the remaining days left in the calendar month in which the
Commencement Date occurs. All payments of Base Rent shall be paid in advance, without notice, set-off or deduction, in lawful money of the United States, at the address of Landlord set forth in Section 40 of this Lease, or at such other place as Landlord may from time to time designate in writing. The amount of the Base Rent for each Lease Year after the first Lease Year shall be increased to an amount determined by multiplying the amount of the Base Rent in effect for the preceding Lease Year by an adjustment factor which factor shall be calculated in the following manner. Such adjustment shall be calculated by first determining the All Items Consumer Price Index for All Urban Consumers, CPI-U, Denver (1967 equals 100), as determined by the United States Department of Labor, Bureau of Labor Statistics as of both the latest date preceding the date of commencement of the preceding lease year and as of

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the latest date possible in the lease year just preceding the commencement of the next following lease year. Upon receipt of the second of such index figures, the percentage of the increase, if any, of the second of such figures over the first, shall be calculated therefrom (such percentage increases are herein referred to as the "Index Percentage Change"). An annual rental increase (herein referred to as Escalation Rent) shall then be computed by multiplying the Index Percentage Change times the last preceding Base Rent Annual rate as adjusted and set forth in Section 4. Tenant shall pay one-twelfth (1/12) of the resulting Escalation Rent each month during the ensuing lease year at the same time Tenant pays the Base Rent. Such payments shall commence on the first day of the month following Tenant's receipt of notice setting forth such increase, which notice shall be sent within sixty (60) days of the beginning of each new Lease Year. The first monthly rental payment which includes new Escalation Rent shall also include the Escalation Rent, if any, for each month in the then current lease year which elapsed prior to Tenant's receipt of Landlord's notice. If there is no increase in Index Percentage Change, there shall be no adjustment, but in no event shall the Base Rent and Escalation Rent payable be less than the Base Rent and Escalation Rent paid during the preceding lease year. The Base Rent due hereunder shall be apportioned for any fractional calendar months at the beginning and end of the Term of this Lease and any renewals and extensions thereof.

          (b) If the index specified in Section 4(a) above is discontinued in its current form, or if the basis on which it was calculated should be revised, an appropriate conversion of the revised index to a common base will be made upon conversion factors published by the Bureau of Labor Statistics or upon conversion factors otherwise made available.

          (c) In addition to the Base Rent and the Escalation Rent, Tenant shall pay Landlord in monthly installments simultaneously with payments of the Base Rent, one-twelfth (1/12th) the Base Operating Cost times the Premises Rentable Area and 100% of the Operating Cost adjustment determined as set forth in
Section 6, and such other charges as are required by the terms of this Lease to be made by Tenant. Any such adjustment or change shall be deemed to be additional rent and shall be payable in the manner provided for the payment of Base Rent and shall be recoverable as Base Rent, and Landlord shall have all rights against Tenant for default in payment thereof as in the case of arrears of Base Rent.

                                SECTION 5:  USE

          (a) Tenant shall use and occupy the Premises for professional or business offices and storage incidental thereto and for no other purpose.
Tenant shall use the Premises in a careful, safe and Proper manner and shall not use or Permit the Premises to be used for any purpose prohibited by the Certificate of Occupancy issued for the Building or the laws of the United States or the State of Colorado, or the ordinances of the County of Boulder. Tenant shall neither do nor permit to be done any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation carried on upon the Premises or for any reason.

          (b) In the event that any official shall hereafter at any time contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of any permit, certificate of occupancy, statute, ordinance or other requirement of law applicable to the Building or the Premises, Tenant shall, upon five days' written notice from Landlord, immediately discontinue such use of the Premises.

          (c) Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof.

                      SECTION 6:  OPERATING COST ADJUSMENT

          (a) If in any calendar year the Operating Cost is greater than the Base Operating Cost, Tenant shall pay to Landlord as additional rent an amount equal to such excess multiplied by the Premises Rentable Area. Any amount payable by Tenant to Landlord under this Section 6 shall be paid within thirty
(30) days after written notice thereof by Landlord. Landlord may, either prior to the beginning of or during any calendar year, compute a bona fide estimate of Operating Cost for such calendar year. Upon receipt of written notice thereof, Tenant shall pay to Landlord, in monthly installments simultaneously with payments of Base Rent under Section 4(a), one-twelfth of the product

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of such estimated Operating Cost and the Premises Rentable Area.  An annual adjustment shall be made between the parties within thirty (30) days after Landlord's determination of Operating Cost. Any amounts of excess estimated Operating Cost which Landlord is required to return may be offset by accrued amounts payable by Tenant to Landlord. If the Term of this Lease ends before the end of a calendar year, any amount payable by Tenant or Landlord in respect of that year under this Section 6 shall be adjusted proportionately on a daily basis utilizing the previous year's determination of Operating Costs and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease. In no event shall Landlord be required to make any payment or refund to Tenant if in any calendar year the Operating Cost is less than the Base Operating Cost.

          (b) As used in this Lease, "Operating Cost" means an amount per square foot of Building Rentable Area per calendar year determined as set forth below (projected to an annual figure for the calendar year in which the Building is first occupied), which represents the actual Operating Cost for any calendar year during the Term of this Lease.

  The Operating Cost (calculated to the nearest cent) shall be determined by Landlord and shall be equal to the sum of the following in respect of a calendar year divided by the Building Rentable Area:

          (i) All general and special real estate taxes, special assessments, assessments for improvements, special district or improvement district assessments, water charges, sewer charges, vault charges and other ad valorem taxes, rates, levies and assessments payable in respect of such year by Landlord upon or in respect of the Building by any governmental or quasi-governmental authority and all taxes specifically imposed in lieu of any such taxes. If due to a future change in the method of taxation, any franchise, income, profit or other tax shall be levied against Landlord in whole or in part in lieu of any tax which would otherwise constitute one of the foregoing taxes or charges or if there shall be levied against Landlord a tax or license fee measured by gross rents, such franchise, income, Profit or other tax or license fee shall be deemed to be a real estate tax for the purposes hereof. The taxes described in this Section 6(b)(i) shall also include all of Landlord's expenses, including, but not limited to, attorney's fees, incurred by Landlord in any effort to minimize such taxes, whether by contesting proposed increases in assessments or by any other means or procedures appropriate in the circumstances.

          (ii) All costs, charges and expenses payable by Landlord (not directly reimbursed by tenants of the Building or by insurance proceeds) which are directly attributable to the ownership, operation, maintenance and normal repair of the Building, including, but not limited to, the cost of utilities, building supplies, janitorial services with the exception of the janitorial services for the Premises Rentable Area which shall be provided and paid for by Tenant, window cleaning services, normal maintenance and repair of the Building and the Common Areas (including elevators and the periodic refurbishing of the Common Areas), heating and air conditioning, landscaping, snow removal, parking area repair and maintenance, insurance (including boiler and machinery, fire and extended coverage, rental and public liability insurance) and labor costs incurred in the operation or maintenance of the Building, but excluding in any case renting commissions and costs of painting or decorating any other tenant's space. It is mutually understood and agreed that Tenant shall be responsible directly to the Public Service Co. of Colorado for the payment of gas and electric utility bills for their Premises Rentable Area.

          (iii) The following expenses and costs shall not be included within the "Operating Costs" for the Building; costs incurred in connection with the original construction of the Building or in connection with any major change in the Building; costs of alterations or improvements to the premises of other tenants; depreciation, interest and principal payments on mortgages and other debt costs, if any; costs of correcting major and/or latent defects in, or significant design errors relating to, the design, or construction of the Building; costs for which the Landlord is reimbursed by any tenant or occupant of the Building, by insurance proceeds, or by anyone else; the expense for extraordinary service provided to other tenants of the Building for which Landlord receives reimbursement; costs associated with the operating of the business of the Landlord as a separate entity, as the same are distinguished from the cost of operating the Building; the wages and benefits of any employee who does not devote substantially all of his or her employee time to the Building, unless such wages and benefits are prorated to reflect time spent on operating and managing the Building; fines, penalties and interests; any charges or expenses accrued by Landlord resulting from its own or its affiliate's occupancy of any space in the Building; any recalculation of or additional Operating Costs actually incurred more than three years prior to the year in which the Landlord proposes that such costs be included; all items and services for which the Tenant

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or other tenant of the Building reimburses the Landlord or which the Landlord provides selectively to one or more of the tenants (other than Tenant) without reimbursement; tax penalties incurred as a result of the Landlord's negligence, inability, or unwillingness to make payments when due; Landlord's general overhead and general administrative expenses, provided nothing herein shall be deemed to prohibit the Landlord from charging a reasonable management fee computed in accordance with industry custom and otherwise subject to the limitations herein; costs (including reasonable attorney fees) incurred by Landlord due to Landlord's violation or any tenant's violation (other than Tenant) of the terms and conditions of any lease of space in the Building; and any other expense which in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Costs by landlords of comparable buildings, except for expenses relating to repair or replacement of the roof, paving, and HVAC equipment, which shall be included within the "Operating Costs" of the Building.

          (c) Tenant shall have the right to inspect all documents reflecting any part of the Operating Costs and the calculations of any amount payable under
Section 6(a) of this Lease and Landlord shall explain its calculations of Operating Cost and the amounts due under Section 6(a) once each year upon request by Tenant. If Tenant wishes to dispute the determination of Operating Costs under Section 6(b) or the calculation of any amount payable under Section 6(a), Tenant shall give Landlord written notice of such dispute within ninety
(90) days after receipt of notice from Landlord of the matter giving rise to the dispute. If Tenant does not provide Landlord such notice within such time, Tenant shall have waived its right to dispute such determination or calculation. Promptly after the giving of such written notice, Landlord shall cause to be made a complete audit of Landlord's records relating to the matter in dispute by a nationally recognized firm of independent certified public accountants selected by Landlord. The cost of such audit shall be borne by Tenant unless such audit discloses an error which overstated Operating Cost by more than three percent of the amount determined by the audit in which event Landlord shall bear the cost of such audit. If such audit reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly return to Tenant any overpayment or Tenant shall promptly pay to Landlord any underpayment which was based on such incorrect amount. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect.

                               SECTION 7:  TAXES

          (a) Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Term of this Lease upon Tenant's operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at premises; provided however Tenant may pay such amounts after delinquency to the extent that such delay is necessary to Tenant's good faith and diligent contest of such amounts, but only so long as there is no risk of Tenant having any of its assets foreclosed upon or seized by the taxing authority.

          (b) If Tenant shall install or cause Landlord to install special tenant improvements such as, but not limited to, private elevators, escalators, interior staircases or other fixtures and fittings which cause an increase in the assessed value of the Building, then Tenant shall also pay as additional rent all the taxes specified in Section 6(b)(i) reasonably allocable to such extraordinary improvements. If the taxing authorities fail to render a separate tax bill with respect to such improvements, Landlord shall allocate a reasonable portion of such taxes on the Building to such improvements.

                          SECTION 8:  QUIET ENJOYMENT

     Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and additional rent hereunder and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and to the underlying mortgages hereinafter mentioned.

                      SECTION 9:  PREPARATION OF PREMISES

     Landlord shall, prior to the commencement of the Term of this Lease, substantially complete the work in the Premises required to be done by Landlord as specified in Exhibit C attached hereto. Landlord shall not be required to timely complete any of such work where Landlord's failure to do so is caused by any delay, interference with or hindrance

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of such work by Tenant, Tenant's contractor or any of their employees, servants or agents, by any changes in such work requested by Tenant and agreed to by Landlord, or by the failure of Tenant or Tenant's contractor to timely and properly complete any of Tenant's work in the Premises. Any such failure of Landlord shall not make this Lease void or voidable or alter or affect any of the terms hereof (with the exception of Section 3, above) and Tenant shall not be entitled to any abatement of rent therefor. In order that Tenant can plan its affairs, Landlord shall give Tenant ninety (90) days notice of when Landlord believes the Commencement Date will occur and thereafter shall keep Tenant advised as to construction progress and any changes in Landlord's prediction as to the Commencement Date.

                      SECTION 10:  ACCEPTANCE OF PREMISES

     Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises and the Building were in good and satisfactory condition when Possession was taken.

                        SECTION 11:  ACCESS TO PREMISES

     Landlord and Landlord's agents shall have the right to enter the Premises at all times to examine them, to show them to prospective purchasers, mortgagees, lessors or lessees, and to make and perform such decorations, cleaning, maintenance, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable for the safety, improvement or preservation of the Premises or of other portions of the Building, without the same constituting an eviction of Tenant in whole or in part or entitling Tenant to any abatement of rent, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the Premises by use of a master key, or in an emergency may forcibly enter the Premises, without rendering Landlord or Landlord's agents liable therefor (provided that during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall have the right to erect, build, use and maintain unexposed pipes, ducts and conduits in and through the premises. If an excavation shall be made upon land adjacent to the Building or any part thereof or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to preserve the Building or any part thereof from injury or damage and to support any part thereof by proper foundations without any claim for damages or indemnity against Landlord or diminution or abatement of rent. Notwithstanding anything to the contrary in this paragraph, Landlord agrees to use its best efforts not to interfere unreasonably with the Tenant or the Tenant's business in the course of exercising its rights under this paragraph. In the event that Landlord's exercise of its rights under this paragraph prevents Tenant from operating its business for three or more days (unless such exercise results from Tenant's action, breach of this Lease, or negligence). Tenant shall be entitled to an abatement of rent until such time that Tenant is able to operate its business on the Premises.

                       SECTION 12:  ALTERATIONS BY TENANT

          (a) Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Premises without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld. Tenant understands that Landlord's consent will be conditioned on Tenant's compliance with Landlord's requirements as in effect at the time permission is requested, which requirements will include, but not be limited to Landlord's approval of plans, specifications, contractors, insurance, and hours of construction. Tenant will be required to pay Landlord a reasonable fee for supervising Tenant's contractor and for landlord's related costs, such as, but not limited to, trash removal, utilities and elevator operators. Prior to the commencement of any work in or to the Premises by Tenant's contractor, Tenant shall on request deliver to Landlord certificates issued by applicable insurance companies evidencing that workmen's compensation and public liability insurance and property damage insurance, all in amounts and with companies, and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. Each such certificate shall provide that it may not be cancelled without ten days' prior written notice to Landlord.

          (b) All articles of personal property, and all movable business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned or installed by Tenant at its expense in the Premises (and with respect to which no credit or

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allowance was granted to Tenant by Landlord) shall remain the property of Tenant and may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal. All alterations, decorations, installations, additions or improvements in or to the Premises other than those specified in the first sentence of this Section 12(b) shall, upon the completion thereof, become the Property of Landlord and shall be surrendered to Landlord upon the expiration or other termination of the Term of this Lease. Landlord may elect to require Tenant to remove all or any part of the Property described in the first sentence of this Section 12(b) at the expiration or other termination of the Term of this Lease, in which event such removal shall be done at Tenant's expense, and Tenant shall, at its expense, repair any damage to the Building or Premises caused by such removal.

          (c) Subject to the provisions of Section 11 of this Lease. Tenant shall be solely responsible for the consequences of Tenant's repairs and alterations on the Building's structure and on the operation of Building systems, such as heating, air conditioning, ventilating, electrical and plumbing, whether or not Tenant had received Landlord's consent to such repairs or alterations pursuant to this Section 12.

                              SECTION 13:  REPAIRS

          (a) Tenant shall take good care of the Premises and the fixtures and improvements therein, including, but not limited to, carpet, drywall and fixtures (except for the unexposed pipes, ducts and conduits in and through the Premises), and, at its sole cost and expense, make repairs, restorations or replacements as and when needed to preserve them in good working order and condition. If Tenant fails to make any repairs, restorations or replacements required by this Lease, Landlord may (but without any obligation to do so) make such repairs, restorations, or replacements at the expense of Tenant and such expense shall be due as additional rent. Tenant shall comply with all provisions of Sections 12 and 14 of this Lease in connection with such repairs, restorations and replacements.

          (b) Landlord shall make repairs, restorations and replacements as and when needed to those portions of the Building which are not required to be maintained by Tenant or other tenants of the Building in order to preserve them in good working order and condition. Landlord shall replace all lamps, tubes and ballasts used in the Premises either after notice from Tenant or as a result of any periodic relamping program undertaken by Landlord. Such repairs, restorations and replacements shall be included within Operating Cost unless the need for such repairs, restorations and replacements resulted from any fault or negligence of Tenant or Tenant's employees, agents or invitees, in which event the amount paid for such repairs, restorations and replacement shall be immediately due from Tenant to Landlord with interest at the Default Rate from the dates of Landlord's payments.

          (c) There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to, or interruption of business, arising from Landlord, Tenant or others making any repairs, restorations, replacements, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof or as a result of other tenants failing to make repairs.

                         SECTION 14:  MECHANIC'S LIENS

          (a) Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanic's liens, and other liens on account of work done for Tenant or persons claiming under it. Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, costs or expenses, including attorney's fees, on account of any claims of any nature whatsoever, including claims of liens of laborers or material men or others for work performed for, or materials or supplies furnished to Tenant or persons claiming under Tenant.


          (b) Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced, Tenant shall give Landlord written notice thereof. Tenant shall thereafter cause such liens to be removed of record within ten days after the filing of the liens. If Tenant shall desire to contest any claim of lien, it shall furnish Landlord with security satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest. For purposes of the preceding sentence, a bond from a surety company reasonably satisfactory to Landlord in a form reasonably satisfactory to Landlord shall be satisfactory security. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed, and shall not have given Landlord security as described above, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord with interest at the Default Rate from the dates of Landlord's payments.

          (c) At least five days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of Colorado Revised Statutes (1973, as amended). During any such work on the Premises, Landlord and its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

                             SECTION 15:  CASUALTY

          (a) If the Premises, or the Building, shall be so damaged by fire or other casualty as to render the Premises untenantable, and if such damage shall be so great that an architect selected by Landlord shall certify in writing to Landlord that the Premises, with the exercise of reasonable diligence, but without the payment of overtime or other premiums cannot be made tenantable within 180 days from the happening of the fire or other casualty, or if the damage shall be such that Landlord's architect shall certify that the Premises can be made tenantable within the 180-day period from the happening of the fire or other casualty, but insurance proceeds are not made available to Landlord for repair of such damage, then Landlord may terminate this Lease, and in the event such fire or other casualty occurs in the final one year of the Term or in the final one year of any Option Term, Tenant may terminate this Lease. If neither Landlord or Tenant terminates this Lease as set forth above, then, except as hereinafter provided, Landlord shall with reasonable promptness, repair the damage so done except that Landlord shall not be required to repair, replace or restore any items specified in the first sentence of Section 12(b). In the event that such repairs are not actually completed within 270 days from the happening of the fire or other casualty, Tenant may terminate this Lease within 280 days from the beginning of the fire or other casualty. Until such repair is substantially completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the reasonable conduct of its business or profession. There shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period of 15 days or less. If the damage is due to the fault or negligence of Tenant or Tenant's employees, agents or invitees, there shall be no abatement of Base Rent.

          (b) If the Premises, without the fault or negligence of Tenant, shall be damaged by fire or other casualty, but not so as to render them untenantable, Landlord shall cause the damage to be repaired with reasonable promptness and there shall be no abatement of Base Rent or any other amounts due under this Lease. If the fire or other casualty causing damage to the Premises or other parts of the Building shall have been caused by the Tenant, or Tenant's employees, agents or invitees, such damage shall be repaired by Landlord and the amount paid for such repair shall be immediately due from Tenant to Landlord with interest at the Default Rate from the dates of Landlord's payments.

          (c) If the Building is so damaged by fire or other casualty (although the Premises are unaffected by such fire or other casualty, or if affected, can be repaired within 180 days) that Landlord shall deem it advisable to reconstruct, rebuild or raze the Building, then notwithstanding anything contained herein to the contrary, this lease may be terminated by Landlord as of the date of the occurrence of the fire or other casualty by giving written notice to Tenant of such termination within (30) days after the occurrence of the fire or other casualty. Within ninety (90) days of such notice of termination, Tenant shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may re-enter and take possession of the Premises and remove Tenant therefrom. Tenant shall Pay Base Rent, and all other sums payable hereunder, duly apportioned as of the date of such termination of this, Lease, and Landlord and Tenant shall be free and discharged from all obligations arising hereunder after the date of such termination.

                          SECTION 16:  EMINENT DOMAIN

          (a) If any portion of the Premises or any portion of the Building shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, which shall render the Premises untenantable, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the Base Rent and all other sums payable hereunder shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may re-enter and take possession of the Premises and remove Tenant therefrom. If neither party exercises the option to terminate this Lease, Landlord shall make an equitable adjustment of the Base Rent payable by Tenant for the tenantable portion of the Premises.

          (b) If any portion of the Building shall be taken or conveyed as described above, which shall not render the Premises untenantable, then this Lease, at the option of Landlord exercised by Landlord giving written notice to Tenant of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the Base Rent and all other sums payable hereunder shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may re-enter and take possession of the Premises and remove Tenant therefrom. If Landlord does not exercise the option to terminate this Lease, this Lease shall continue in full force and effect.

          (c) In the event of any taking or conveyance described above, Landlord shall receive the entire award or consideration for the lands and improvements so taken and Tenant hereby waives all claims against Landlord and assigns to Landlord all claims against the condemnor for or on account of or incident to such taking or conveyance, except that Tenant may separately claim and recover from the condemnor, but not from Landlord, the value of any Personal Property of Tenant which Tenant was entitled to remove pursuant to this Lease.

                   SECTION 17:  INJURY TO PERSON OR PROPERTY

     Tenant shall neither hold nor attempt to hold Landlord or Landlord's employees or agents liable for, and Tenant shall hold harmless and indemnify Landlord and Landlord's employees or agents from and against, any and all demands, claims causes of action, liabilities, or judgements, and any and all expenses (including, without limitation, attorney's fees) incurred by Landlord in investigating and resisting the same, arising from any of the following:

          (a) Any injury or damage to the person or property of Tenant, any other tenant in the Building or to any other person rightfully in the Building for any purpose whatsoever, where the injury or damage is caused by the neglect or fault of Tenant or Tenant's employees, agents or invitees, or where such injuries are the result of the violation of laws or ordinances, governmental orders of any kind, or of the provisions of this Lease including the rules and regulations provided for in Section 25 of this Lease, by any of such persons.

          (b) Any injury or damage of any nature suffered by Tenant or Tenant's employees, agents or invitees, where the injury or damage is caused by the interference with or obstruction of deliveries to the Premises by any person;

          (c) Any injury or damage of any nature suffered by Tenant or Tenant's employees, agents or invitees where the injury or damage is caused by the loss or destruction by any person of furniture, inventory, valuables, files or any other property kept or stored on the Premises; and

          (d) Any injury or damage not specified above to the person or property of Tenant, or Tenant's employees, agents or invitees, where the injury or damage is caused by any reason other than the negligence, recklessness or intentional acts of Landlord or Landlord's employees or agents, including, but not limited to any injury or damage resulting from fire, explosion, falling plaster or glass, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street subsurface or from any other place or by dampness.

                             SECTION 18:  INSURANCE

          (a) At all times during the Term of this Lease, Tenant shall, at its own expense, maintain (i) public liability insurance for claims for personal injury or death and property damage with limits of not less than $500,000.00 combined single limit of liability; and (ii) fire and extended coverage insurance on all property described in the first sentence of Section 12(b) to the extent of at least 90 percent of their insurable value. All such policies shall name Landlord as an additional insured party and shall be with insurance companies and on forms reasonably satisfactory to Landlord. Tenant shall, prior to Tenant's occupancy of the Premises and thereafter at Landlord's request, furnish Landlord with copies of all insurance to be maintained by Tenant and with evidence of payment of the premiums thereon. All such policies shall contain a clause or endorsement to the effect that they may not be terminated or amended during the Term of this Lease except after ten days' written notice thereof to Landlord.

          (b) Tenant shall not use or suffer or permit any other firm or person to use the Premises for any hazardous purpose or in any manner that will violate, suspend, void, make inoperative or increase the rate of any policies of insurance of any kind at any time carried by Landlord upon the Premises or the Building and the fixtures and property therein. Tenant at Tenant's sole expense shall comply with all rules, orders, regulations or requirements of the board of fire underwriters, or any other similar body, having jurisdiction over the Building. Any increase in the cost of any insurance carried by Landlord attributable to Tenant's activities on the Premises or Tenant's failure to perform and observe Tenant's obligations and covenants hereunder shall be borne by Tenant and payable to Landlord, from time to time, on demand.

                   SECTION 19:  SERVICES PROVIDED BY LANDLORD

          (a) As long as Tenant is not in default hereunder, Landlord shall furnish or cause to be furnished the following services:

          (i) Passenger elevator service for access to and egress from the Premises during ordinary Business Hours and subject to call at all other times (but paid for by Tenant proportionate to its percentage of Building Rentable
Area);

          (ii) Heating or air conditioning; provided that Tenant will be solely
                                            -------------
responsible to pay for the power to operate such heating and air conditioning on the Premises as such utilities will be separately metered;

          (iii) Domestic running water for the operation of lavatories, ordinary drinking fountains in the Common Areas of the Building at all times (but paid for by Tenant proportionate to its percentage of Building Rentable Area;

          (iv) Common Area janitorial services to be provided (but paid for by Tenant proportionate to its percentage of the Building Rentable Area);

          (v) Electric current for lighting the Premises and the Common Areas of the Building, for operating ordinary 110-volt portable desk top office equipment of the type normally used in executive offices, and for operating 220-volt equipment only as indicated on Exhibit C; provided that Tenant will be solely
                                          -------------
responsible to pay the electric bill to operate such systems on the Premises as such utilities will be separately metered.

          (b) Tenant shall not use or consume water for any purpose other than ordinary lavatory and drinking purposes. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of any wiring installation in or to the Premises.

          (c) Landlord shall not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for any failure to supply any heating, air conditioning, elevator, janitor, lighting or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as maybe necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand, Landlord's compliance with any voluntary or mandatory governmental energy conservation or environmental protection program or any other happening beyond the control of Landlord. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Section 19, nor shall such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder.

                     SECTION 20:  ASSIGNMENT AND SUBLETTING

     Tenant shall not assign this Lease or any interest herein or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, or occupancy without Landlord's prior written consent shall be void and shall confer no rights whatsoever on any party. Tenant will notify Landlord in writing of any interest in this Lease which Tenant wishes to assign or any portion of the Premises which Tenant wishes to sublet or permit others to occupy which notice shall specify the terms and conditions of such transaction and shall be accompanied by such information as Landlord may require with respect to the proposed assignee, sublessee or occupant. Upon receipt of such notice and information, Landlord shall have the right in its discretion, reasonably exercised, to either:

          (i) Consent to such assignment, subletting or occupancy in which event any rent or other consideration realized by Tenant under any such assignment, subletting or occupancy in excess of the Base Rent and other sums payable hereunder, after amortization of the reasonable costs incurred by Tenant for leasing commissions and leasehold improvements in connection with such assignment, subletting or occupancy over the term of such assignment, subletting or occupancy, shall be paid to Landlord by Tenant: or

          (ii) Refuse to consent to such assignment, subletting or occupancy, setting forth its reasons for such refusal, in writing.

     If Landlord does not deliver written notice as to Landlord's election of one of the options referred to above within thirty (30) days after its receipt of the notice and information from Tenant, Landlord shall be deemed to have consented to the proposed assignment, subletting or occupancy. If this Lease or any interest herein is assigned, or if the Premises of any part thereof be sublet or occupied by anybody other than Tenant, with or without the consent of Landlord having first been obtained, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and other sums due hereunder, but no collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupancy as the tenant hereof or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment, subletting, or occupancy arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting, or occupancy arrangement.

                            SECTION 21:  END OF TERM

     Upon the expiration or other termination of the Tem of this Lease, Tenant shall Promptly quit and surrender to Landlord the Premises broom-clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Section 12. All movable furniture and other effects and alterations, additions and improvements not so shall conclusively be deemed to have been abandoned and maybe appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by removal of such property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

                             SECTION 22:  HOLDOVER

     If Tenant or any party claiming through or under Tenant shall remain or continue to be in possession of the Premises or any part thereof after the termination of this Lease, at Landlord's option, Tenant or such party or both shall be deemed to be illegally retaining possession or shall be deemed to be a month to month tenant of the Premises on all the terms and conditions of this Lease, except that the Base Rent shall be 1.5 times the amount of the Base Rent for the final Lease Year. Nothing herein contained shall be construed to limit Landlord's right to obtain Possession of the Premises upon termination of this Lease by unlawful detainer proceedings or otherwise in the event that Landlord does not exercise Landlord's option to treat the continued possession by Tenant or any party claiming through or under Tenant as a month to month tenancy.

           SECTION 23:  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

          (a) This Lease is subject and subordinate to all ground and underlying leases and to all mortgages, trust indentures and other encumbrances which may now or hereafter affect such leases or all or any portion of the Building and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required to order to effectuate it. Tenant covenants and agrees nevertheless, to execute and deliver promptly any certificate or other assurance in confirmation of such subordination requested by any lessor or mortgagee.

          (b) Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage to which this Lease is subject and subordinate, or any ground lessor retakes possession of the Building. Tenant will attorn to the purchaser at any such foreclosure sale or such ground lessor (as the case maybe) and will recognize such Purchaser or ground lessor as its landlord under this Lease. Any attornment to a purchaser or ground lessor pursuant to this
Section 23 shall occur automatically, but Tenant shall on request by and without cost to Landlord, ground lessor, or any purchaser execute and deliver any instruments evidencing such attornment.

          (c) Notwithstanding the foregoing, no subordination or attornment pursuant to the Provisions of this Section 23 shall be effective unless prior to the date any party desiring such subordination or attornment obtains title to, or possession of the Building, such party has acknowledged by written notice to Tenant that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default hereunder; except that party shall not be:

          (i)  Liable for any act or omission of any prior Landlord or;

          (ii) Subject to any offsets or defenses which Tenant might have against any prior Landlord; or

          (iii) Bound by any Base Rent which Tenant might have paid for more than one month in advance to any prior Landlord.

                     SECTION 24:  STATEMENT OF PERFORMANCE

     Each party agrees at any time and from time to time, to execute and deliver to the other, within twenty (20) days following a request therefor, a statement in writing certifying that this Lease is in full force and effect, and unmodified (or specifying any modifications), that the requesting party is not in default hereunder (or specifying any alleged defaults by the requesting party), and any further information about this Lease or the Premises which the requesting party may reasonably request. Each party understands that prospective purchasers, mortgagees or lessors of the Building and prospective assignees of this Lease or prospective subleassees or occupants of the Premises will rely on such certificates. Any failure by either party to respond to a request within twenty (20) days after receipt of the request shall constitute an admission that the matters set forth in the requested certificate are true.

                       SECTION 25:  RULES AND REGULATIONS

     The rules and regulations set forth on Exhibit D attached hereto are hereby made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable rules and regulations for the use, safety, cleanliness and care of the Premises and the Building, and the comfort, quiet and convenience of occupants of the Building. Such new or modified rules and regulations shall be effective upon notice to Tenant from Landlord thereof. Tenant and Tenant's employees, agents and invitees, shall at all times observe faithfully and comply strictly with, the rules and regulations set forth on Exhibit D or as hereinafter modified by Landlord. In the event of any breach of any rules or regulations set forth on Exhibit D or any amendments or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition have any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations. No provision of this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or terms, covenants or conditions in any other lease, against any other tenant or person. Landlord shall not be liable to Tenant for violation of such rules, regulations, terms, covenants or conditions by any other tenant, or such tenant's employees, agents or invitees, or any other person. To the extent that Landlord enforces the rules and regulations for the Building, they shall be enforced uniformly with respect to all tenants.

                  SECTION 26:  SIGNS; BUILDING NAME; DIRECTORY

          (a) Tenant shall not install, inscribe, paint or otherwise attach any sign, advertisement or notice on any part of the outside of the Premises or the Building or to any part of the inside of the Premises which is visible from outside of the Premises or in the halls, lobbies, windows or elevator banks of the Building without the prior consent of Landlord, which consent may be withheld in Landlord's absolute discretion. Any permitted sign shall comply with the requirements of any governmental authority having jurisdiction over the Building. Tenant shall, at Tenant's expense, maintain all permitted signs and shall, on the expiration or earlier termination of this Lease, and at Tenant's expense, remove all such Permitted signs and repair any damage caused by such removal. Landlord shall have the right to remove all non-permitted signs without notice to Tenant and at the expense of Tenant.

          (b) Landlord shall have the right to name the Building and to change the name, number or designation by which the Building is commonly known. Tenant shall not use the name of the Building for any purpose other than as the address of the business or profession to be conducted by Tenant in the Premises.

          (c) Landlord shall provide a directory in a conspicuous place in the Building with names of tenants of the Building. Tenant shall be given one line on the Building directory. Landlord shall also provide one suite identification sign adjacent to the main entry door of the Premises in Landlord's standard form. Tenant shall pay Landlord's reasonable charges for changing such director listing and identification sign at Tenant's request.

                         SECTION 27:  INDEMNITY; WAIVER

          (a) Tenant shall indemnify and hold Landlord harmless from any and all demands, claims, causes of action, liabilities, judgments, fines and expenses (including, without limitation, attorney's fees) incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant or Tenant's employees, agents or invitees of any covenant or provision of this Lease.

          (b) INDEMNIFICATION AND LIABILITY OF LANDLORD. Landlord has no knowledge of any present violations of applicable federal, state, or local laws and regulations, including all laws related to toxic hazardous waste. The tenant shall comply with all applicable federal, state, and local laws and regulations, including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. (S)1251, et seq., the Oil Pollution Act, 33 U.S.C. (S)2701 et
                        ------                                            --
seq., the Clean Air Act, 42 U.S.C. (S)7401, et seq., the Resource Conservation
                                            ------
and Recovery Act, 42 U.S.C. (S)6901, et seq., and the Comprehensive
                                     ------
Environmental Response, Control, and Liability Act, 42 U.S.C.  (S)9601, et seq.,
                                                                        ------
as subsequently amended. The Tenant shall indemnify, defend, and hold the Landlord harmless for any violations incurred under any such laws and regulations or for any costs, damages, claims, liabilities, and judgments arising from past, present, and future acts or judgments arising from past, present, and future acts or omissions of the Tenant in connection with the use and/or occupancy authorized by the Lease or other acts of Tenant, agents or assigns. This indemnification and hold harmless agreement includes, but is not limited to, acts and omissions of the Tenant in connection with the use and/or occupancy authorized by the lease which result in: (1) violations of the above or any applicable laws and regulations; (2) judgments, claims, or demands assessed against the Landlord; (3) costs, expenses, and damages incurred by the Landlord; or (4) other releases or threatened releases on or into the land, property, and other interest of the Landlord by solid waste and/or hazardous substance(s).

          (c) The Tenant's indemnification of the Landlord shall also include any damages to life or property arising from the Tenant's occupancy or use of land, property, and other interests of the Landlord. The Landlord has no duty to inspect leasehold area or to warn of hazards and, if the Landlord does inspect the area, it shall incur no additional duty nor liability for identified or non-identified hazards. This covenant may be enforced by the Landlord in a court of competent jurisdiction.

          (d) LANDLORD AND TENANT HEREBY MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF

LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE.

          (e) Binding Arbitration. (i) Any controversy, claim or dispute arising out of or relating to this Lease or the breach, termination, enforceability or validity thereof, including without limitation the determination of the scope or applicability of this Lease to arbitrate, shall be determined exclusively by binding arbitration in Boulder County before three arbitrators. The arbitration shall be governed by the American Arbitration Association under its Commercial Arbitration Rules, provided that at least one member of the panel shall have relevant knowledge of or experience in the commercial real estate industry.

          (ii) No provision of, nor the exercise of any rights under Section 27(e) shall limit the right of any party; (a) To bring a forcible entry and detainer, unlawful detainer or eviction action, (b) to exercise self-help remedies relating to a Landlord lien, or (c) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party hereto, even if such party is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

          (iii) In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction.

          (iv) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power, in the reasonable exercise of their discretion, to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                             SECTION 28:  SECURITY

     Tenant shall keep on deposit with Landlord at all times during the Term of this Lease, the Security Deposit as security for the payment by Tenant of the Base Rent and any other sums due under this Lease and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the Term of this Lease Tenant shall be in default in the performance of any provision of this Lease, Landlord may, but shall not be required to, use the Security Deposit or so much thereof as necessary, in payment of any Base Rent or any other sums due under this Lease in default, in reimbursement of any expense incurred by Landlord or in payment of the damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. In the event the Security Deposit has not been utilized as described above, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, with interest, within sixty (60) days of the end of the Tem, upon full performance of this Lease by Tenant. Landlord shall have the right to commingle the Security Deposit with other funds of Landlord, however, Landlord shall quarterly pay Tenant interest on the average daily principal balance of the security deposit at an annual rate of eight (8) per cent. Landlord shall deliver the Security Deposit (plus any accrued interest) to the purchaser of Landlord's interest in the Premises in the event such interest be sold, and thereupon, Landlord shall be discharged from further liability with respect to the Security Deposit.

     Notwithstanding the above provisions of this Section 28, if claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit provided for herein except that Tenant may assign such deposit in the event of a permitted assignment of Tenant's entire interest in this Lease.

                     SECTION 29:  INTENTIONALLY LEFT BLANK

                     SECTION 30:  COMMENCEMENT OF THE TERM

     The Term of this Lease shall commence on whichever of the following dates shall first occur.

          (a) The date on or after April 1, 1997, on which the Premises are substantially ready for occupancy (which shall mean that Landlord shall have substantially completed the work in the Premises required to be completed by Landlord as specified in

Exhibit C, exclusive of minor matters of mechanical and cosmetic adjustment; provided that, in the event Landlord shall be delayed in completing such work by any interference with or hindrance of such work by Tenant, Tenant's contractor or any of their employees, servants or agents or by any changes in such work requested by Tenant and agreed to by Landlord, the Premises shall be deemed to have been substantially ready for occupancy on the date on which Landlord would have substantially completed such work had such delay not occurred; or

          (b) The date on which Tenant shall take Possession and occupy the Premises.

     Landlord shall deliver written notice to Tenant specifying the date, determined in the manner specified above, on which the term of this Lease commenced, which date shall be the Commencement for all purposes under this Lease.

                         SECTION 31:  EVENTS OF DEFAULT

          The following shall constitute defaults of Tenant hereunder:

          (a) Tenant shall fail to pay when due any installment of Base Rent or any other sum payable by Tenant under terms of this Lease, and Tenant shall fail to remedy such failure within five (5) days after Landlord shall have given Tenant written notice specifying such failure;

          (b) Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy such default within ten days after Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within such ten-day period and proceeds with reasonable diligence thereafter to cure such default);

          (c) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and such, attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof;

          (d) Tenant shall not take possession of the Premises within thirty
(30) days after the Commencement Date or shall vacate or abandon the Premises or lock the premises so as to prevent the entry therein of Landlord or Landlord's representatives as permitted by the term of this Lease;

          (e) Tenant shall remove or attempt to remove any goods or property from the Premises other than in the usual course of business;

          (f)  Tenant shall:

          (i) Admit in writing Tenant's inability to pay Tenant's debts generally as they become due;

          (ii) Make an assignment of all or a substantial part of Tenant's property for the benefit of creditors;

          (iii) Apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease; or

          (iv) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or bankruptcy proceedings; or

          (g) The entry of a court order, judgement or decree without the application, approval or consent of Tenant, approving a petition seeking reorganization of Tenant under any bankruptcy or insolvency law or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease, or adjudicating Tenant as bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30} days from the date of entry.

                             SECTION 32:  REMEDIES

     If Tenant shall default under this Lease as set forth in Section 31, Landlord shall have the following rights and remedies in addition to all other remedies at law or equity, and none, of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

          (a) Landlord shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's liability on the date specified in such notice as if such date were the expiration date of the Term of this Lease) without the necessity of re-entry or any other act on Landlord's part. Upon any termination of this Lease, Tenant shall quit and surrender to Landlord the Premises as set forth in Section 32. If this Lease is terminated, Tenant shall remain liable to Landlord for all Base Rent accrued and unpaid and other sums due hereunder to the date of termination of this Lease and Landlord shall also be entitled to recover from Tenant the worth at the time of such termination of the excess, if any, of the amount of Base Rent reserved in this Lease for the balance of the Term of this Lease (which shall be calculated using an interest rate equal to the legal rate of interest then in effect) in excess of the then reasonable rental value of the Premises for the same period. No provision(s) of this Lease shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of any termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

          (b) Landlord may without demand or notice, re-enter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Should landlord elect to re-enter as provided in this Section 32(b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry or repossession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry or repossession of the Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Landlord shall be entitled to the amount of the monthly Base Rent, and any other sums which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such amount to Landlord on the days on which the Base Rent or any other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of such reletting over the sums payable by Tenant to Landlord hereunder.

          (c) If Tenant shall default in making any payment required to be made by Tenant (other than payments of Base Rent) or shall default in performing any other obligations of Tenant under this Lease, Landlord may, but shall not be obligated to, make such payment or on behalf of Tenant, expend such sum as maybe necessary to perform such obligation. All sums so expended by Landlord with interest thereon at the Default Rate shall be repaid by Tenant to Landlord on demand. No such payment of expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

          (d) If Tenant shall fail to pay when due any installment of Base Rent or other sum due under this Lease (even if such failure is timely cured), Landlord may charge and Tenant shall pay upon demand interest thereon at the Default Rate, and a collection charge (in addition to any attorney's fees incurred) equal to five percent (5%) of the amount of said late payment.

                    SECTION 33:  CONTROL OF THE COMMON AREAS

     Landlord shall have the right at any time to change the arrangement or location of, or both, or to regulate or eliminate the use of the Common Areas without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action shall not constitute an actual or constructive eviction of Tenant, so long as Tenant's Leasehold interests are not materially affected.

                        SECTION 34:  PARKING PRIVILEGES

     Tenant's guest or clients have the same rights to use in common with other tenants of the Building guests or clients those automobile Parking areas which are reserved for "visitors only" and which are included within the Common Areas.

            SECTION 35:  FAILURE TO GIVE PERMISSION; EARLY OCCUPANCY

     If Landlord is unable to give possession of the Premises on the Commencement Date hereof for any reason, including, but not limited to, failure to complete the Building or the retention of the Premises or any Part thereof by a prior occupant, Landlord shall not be subject to any liability for failure to give possession on such date, and, except as set forth in Section 3, the validity of this Lease shall not be impaired under such circumstances, nor shall such circumstances be construed to extend the Term of this Lease.

                  SECTION 36:  NO IMPLIED SURRENDER OR WAIVER

     The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the rules and regulations set forth in Exhibit D to this Lease or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. If it should be necessary or proper for Landlord to bring any action under this Lease or to place this Lease with any attorney for the enforcement of any of Landlord's rights hereunder, then Tenant agrees to pay to Landlord reasonable attorney's fees. The receipt by Landlord of any sums due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations set forth in Exhibit D, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of such rules and regulations or any part thereof. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employees of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord, or of Landlord's agents, shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than any sums due hereunder, shall be deemed to be other than on account of the earliest stipulated amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount or pursue any other remedy available to Landlord. Time is of the essence hereof.

                    SECTION 37:  PAYMENTS AFTER TERMINATION

     No payment of money by Tenant to Landlord after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue, or extend the Term of this Lease or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due hereunder, and the payment of such sums shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

         SECTION 38:  NO REPRESENTATIONS BY LANDLORD; ENTIRE AGREEMENT

     Landlord and Landlord's agents have made no representations, warranties, agreements or promises with respect to the Building or Premises except such as are expressed herein. The entire contract of the parties is contained herein, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them, other than as are herein set forth.

                             SECTION 39:  BROKERAGE

     Tenant represents and warrants that Tenant has dealt only with Landlord in connection with this Lease and that no broker negotiated this Lease or is entitled to any Commission in connection herewith. The execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant further agrees to indemnify and hold harmless Landlord with respect to any claim for broker's commission or similar compensation brought by any person by reason of Tenant's acts.

                              SECTION 40:  NOTICE

     Any notice, demand or communications concerning the Lease by Landlord to Tenant shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to Tenant or any of its officers, or three days after having been sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed to Tenant at the most current address of Tenant known by Landlord, or, after commencement of the Term of this Lease, at the Premises. Any notice, demand or communication concerning this Lease by Tenant to Landlord shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to Landlord or its General Manager or three days after having been sent by certified or registered United States mail, postage prepaid, addressed to Landlord at 6676 Gunpark Drive, Suite D, Boulder, Colorado 80301. Either party shall have the right to designate in writing, served as above, a different address to which any notice, demand or communication is to be mailed.

                     SECTION 41:  AMENDMENT OR MODIFICATION

     Except as herein otherwise provided, no amendment, alteration, modification of or addition to this Lease shall be valid or binding unless expressed in writing and signed by the party or parties to be bound thereby.

                      SECTION 42:  DEFINITION OF LANDLORD

     The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the building. In the event that the interest of the Landlord herein named in the Building is transferred, whether by sale, lease or sublease, foreclosure, or otherwise, the named Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such transferee that such transferee has assumed and agreed to carry out any and all covenants and obligations of the named Landlord and is the Landlord hereunder.

                           SECTION 43:  SEVERABILITY

     If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                    SECTION 44:  CAPTIONS; GENDER AND NUMBER

     The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease. The term "Tenant" herein, or any pronoun used in place thereof, shall include the masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.

         SECTION 45:  SUCCESSORS, ASSIGNS; JOINT AND SEVERAL LIABILITY

     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, obligations imposed upon Tenant under this Lease shall be joint and several.

                           SECTION 46:  GOVERNING LAW

     This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

                     SECTION 47:  LENDERS PROTECTION CLAUSE

     Tenant agrees to give each ground lessor and holder of a mortgage, deed of trust or other encumbrance secured by the real property described in Exhibit A attached hereto, by certified or registered mail, a Copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such ground lessor or holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then all of such ground lessors and holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then in such additional time as may be necessary if within such thirty (30) days, such ground lessor or holder has commenced and is diligently pursuing, the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.


     EXECUTED as of the date first set forth above.

LANDLORD:                           TENANT;

MUM II, LLC,                        HORIZON ORGANIC DAIRY, INC.



  /s/ Donald W. Unkefer Jr.           /s/ Barnet M. Feinblum
  -------------------------           ----------------------
  By  Donald W. Unkefer Jr.           By  President
      Manager/Member

                               ADDENDUM TO LEASE

     THIS Addendum to Lease, dated this 10th day of October, 1996, is between MUM II, LLC ("Landlord") and Horizon Organic Dairy, Inc. ("Tenant").

     WHEREAS, the parties entered into a lease dated October 10, 1996 (the "Lease"); and

     WHEREAS, the parties wish to modify the Lease;

     IT IS THEREFORE AGREED AS FOLLOWS:

     1. Section 26(c) of the Lease shall be modified so that the Landlord may, at its discretion, provide the directory in a conspicuous place on the grounds outside the Building instead of in a conspicuous place in the Building.

     2. Section 26(b) of the Lease shall be modified to require the name of the Building to be the "Horizon Building" during such times as the Lease is in effect and the Tenant is not in default under the terms of the Lease. Tenant shall design, acquire at its cost and expense, and pay for the installation of a sign stating the name of the Building to be placed on the exterior of the building. Tenant shall submit the design of the sign, as well as drawings showing where the sign will be placed on an exterior wall of the Building prior to causing the sign to be constructed. Such sign shall comply with the requirements of all governmental authorities having jurisdiction over the building and shall not be installed without the written approval of Landlord, which approval shall not be unreasonably denied. Upon expiration or earlier termination of the Lease, Tenant may remove such sign provided that Tenant repairs all damage caused by such removal.

     3. Except as provided in Section 17 of the Lease, subject to the provisions of paragraph 4 below and only to the extent that Landlord has insurance coverage to pay the amounts set forth below, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorney fees and court costs, but excluding consequential and special damages, for injury to or death of any person or for damage to any property to the extent that such are determined to be caused by the misconduct of Landlord, its agents, employees or contractors, on or about the Premises or Building. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of rent.

     4. Notwithstanding the provisions of the preceding paragraph or Section 17 of the Lease, neither Landlord nor Tenant shall be liable to the other for any damage of the property of the other caused by fire, casualty or the actions of Landlord, Tenant or their respective employees, agents and contractors, except to the extent that such property damage is (a) not covered by the property insurance of the party owning the damaged property required to be maintained under the terms of this Lease (or if such insurance is not in effect as required, the amount of such damages which would not have been covered had such insurance been in effect as required); (b) caused by the intentional actions of the Landlord or Tenant, as the case may be (i.e. by the indemnifying party); or
(c) are caused by Tenant's installation or removal of alterations or trade fixtures as provided in the Lease. In connection with the foregoing waiver of claims, Landlord and Tenant hereby waive any rights of subrogation arising under their respective property insurance policies.

     5. Landlord warrants, represents and covenants to Tenant that the construction of the improvements to the Premises shall be performed in a good and workman like manner according to the plans and specifications referred to in
Section 9 of the Lease. Only to the extent that (i) Tenant assumes responsibility of repairing a particular defect and (ii) such defect pertains to the Premises, Landlord shall assign to Tenant the warranties, representations and other rights provided by any contractors, workmen, suppliers or others who perform services or provides goods for constructing such improvements to the extent of the sums expended by Tenant for such repairs.

     6. Landlord warrants, represents and covenants that the Premises are zoned for the use set forth in Section 5 of the Lease and that it is not aware that there will be noncompliance with any federal, state and local laws, rules, regulations or ordinances, including without limitation, the Americans with Disabilities Act or any laws relating to toxic hazardous waste as set forth in
Section 27(b) of the Lease, with respect to the Building and surrounding property owned by Landlord as of the Commencement Date.

     7. All other terms of the Lease not modified herein shall remain in full force and effect.

     IN WITNESS WHEREOF the parties hereto have executed this Addendum to Lease on the day and year first above written.

                         HORIZON ORGANIC DAIRY, INC.


                         By /s/ Barnet M. Feinblum
                            ----------------------
                            President


                         MUM II, LLC


                         By /s/ Donald W. Unkefer
                            ---------------------
                            Donald W. Unkefer, Jr., General Manager

                            SECOND ADDENDUM TO LEASE

     This Second Addendum to Lease, dated this 10th day of October, 1996, is between MUM II, LLC ("Landlord") and Horizon Organic Dairy, Inc. ("Tenant").

     WHEREAS, the parties entered into a Lease, dated October 10, 1996, (the "Lease"); and

     WHEREAS, in consideration for the mutual promises herein contained, the parties wish to provide for options to extend the Lease and to provide for assurances of payment by Tenant to Landlord of all obligations due under the Lease;

     IT IS THEREFORE AGREED AS FOLLOWS:

     1.  Capitalized Words.  All capitalized words not otherwise defined herein
         -----------------
shall have the meanings given them under the provisions of the Lease.

     2.  Grant of First Option.  Tenant shall have the option to extend the Term
         ---------------------
of the Lease for an additional five (5) years (the "First Option"); provided that Tenant is not in default under the Lease at the time the First Option is exercised.

     3.  Exercise of First Option.  Tenant may only exercise its First Option by
         ------------------------
written notice to Landlord served upon Landlord during the time period between nine (9) months and six (6) months prior to the end of the original Term. Once such notice is served, the Term of the Lease shall automatically be modified so that the Term of the Lease shall end at noon on the last day of the calendar month in which the fifteenth (15th) anniversary of the Commencement Date occurs.

     4.  Grant of Second Option.  Provided that Tenant has exercised its First
         ----------------------
Option, Tenant shall have the option to extend the Term of the Lease for another five (5) year additional period (the "Second Option"); provided that Tenant is not in default under the Lease at the time the Second Option is exercised.

     5.  Exercise of Second Option.  Tenant may only exercise its Second Option
         -------------------------
by written notice to Landlord served upon Landlord during the time period between nine (9) months and six (6) months prior to the end of the Term as modified by the exercise of the First Option. Once such notice is served, the Term of the Lease shall be automatically modified so that the Lease will end at noon on the last day of the calendar month in which the twentieth (20th) anniversary of the Commencement Date occurs.

     6.  All Provisions of the Lease to Remain the Same During the Option
         ----------------------------------------------------------------
Periods.  All the provisions of the Lease shall remain the same during the
-------
extended Terms in the event that either or both of the options granted hereunder are exercised, including, but not limited to, the provisions of the lease regarding the Escalation Rent.

     7. Aurora Dairy Corporation. Landlord and Tenant agree that Landlord may, in Landlord's sole discretion, lease to Aurora Dairy corporation, a Delaware corporation, or one of its affiliates ("Aurora") approximately 3,600 square feet in Suite D (the "Aurora Space") for at least five (5) years and upon such other terms as Landlord finds satisfactory. Landlord and Aurora may enter directly into a lease for the Aurora space, in which event, Tenant shall not be entitled to the use or possession of such space under the terms of the Lease, and Tenant's rent for Suite D shall be proportionately reduced. Tenant shall have an option to lease the Aurora Space at the expiration or termination of the lease between Landlord and Aurora for the Aurora Space at Tenant's then current per square foot rental rate for Suite A with all terms and conditions the same as Tenant's then existing Lease. Such option shall be exercised by Tenant on or before one hundred twenty (120) days prior to the expiration of Landlord's lease with Aurora, and in the event of an earlier termination of the lease between Landlord and Aurora for the Aurora Space, within five (5) days of notice that the Landlord or Aurora intends to terminate the lease prior to its expiration. Tenant may only exercise such option if the Lease is currently in effect and Tenant is not in default thereunder. If Tenant exercises its option under this paragraph, then the Lease shall be amended to include the Aurora Space. If Tenant does not exercise its option hereunder, then Landlord may lease the Aurora Space to Aurora or any other party on any terms that Landlord may find satisfactory to Landlord.

     8. All other terms of the Lease not modified herein shall remain in full force and effect.

     IN WITNESS WHEREOF the parties hereto have executed this Addendum to Lease on the day and year first above written.

                         HORIZON ORGANIC DAIRY, INC.


                         By /s/ Barnet M. Feinblum
                            ----------------------
                            President


                         MUM II, LLC


                         By /s/ Donald W. Unkefer, Jr.
                            --------------------------
                            Donald W. Unkefer, Jr., General Manager

                            THIRD ADDENDUM TO LEASE


     THIS Third Addendum to Lease dated this    31st.    day of   March  , 1997,
                                             -----------        ---------
is between MUM II, LLC (Landlord) and Horizon Organic Dairy, Inc. (Tenant).

     WHEREAS, the parties entered into a lease dated October 10, 1996, as amended by the Addendum to Lease and the Second Addendum to Lease (the "Lease"); and

     WHEREAS, the parties wish to modify the Lease,

     IT IS THEREFORE AGREED AS FOLLOWS:

     1.  Capitalized Words.  All capitalized words not otherwise defined herein
         -----------------
shall have the meanings given them under the provisions of the Lease.

     2.  Base Rent for Suite D.  The per square foot Base Rent for Suite D shall
         ---------------------
be increased to the same per square foot Base Rent as Suite A.  The total Base
Rent for the first Lease Year shall be   $140,285.36   total, consisting of
                                       ---------------
$71,013.43   for Suite A and   $69,271.93   for Suite D, except that Tenant
------------                 --------------
shall be entitled to a credit of  $123.58   per day for each day between the
                                 ----------
Commencement Date and October 4, 1997. (Such credit reflects the difference between the Base Rent rate for finished space and unfinished space.)

     3.  Finish for Suite D.  Suite D shall be finished office space, to be
         ------------------
finished by Landlord prior to October 4, 1997, as set forth in Exhibits "A" and "B" attached hereto.

     4.  No Change in Commencement Date.  The Commencement Date shall be the
         ------------------------------
date set forth in the Lease without reference to whether the finished work set forth in Section 3 above has been completed. For purposes of Section 30(b) of the Lease, the Premises shall be considered to be occupied by Tenant so long as any portion of Suite A is occupied by Tenant.

     5.  Sublease.  Landlord consents to Tenant subleasing the portion of Suite
         --------
D shown on Exhibit A to Aurora Dairy Company, Inc. without Tenant paying to Landlord any portion of the rents received by Tenant from Aurora Dairy Company, Inc. so long as the sublease is substantially in the form and upon the terms of the sublease attached hereto as Exhibit "C". Tenant shall remain liable to Landlord for all of its obligations under the Lease and paragraph 2 hereof whether or not Aurora Dairy Company, Inc. fulfills its obligations under the Sublease.

     6.  Other Terms.  All other terms of the Lease not modified herein shall
         -----------
remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum to Lease on the day and year first above written.

                                 HORIZON ORGANIC DAIRY, INC.


                                 By /s/ Barnet M. Feinblum
                                    ----------------------


                                 MUM II, LLC


                                 By /s/ Donald W. Unkefer, Jr.
                                    --------------------------

                                   Donald W. Unkfer, Jr., General Manager

                                   EXHIBIT A

                [Picture of Horizon building on landscaped lot.]

                                   EXHIBIT B

                    [Picture of floor plan of the premises.]

                                                                       EXHIBIT C
                                                                       Pg 1 of 2


                         SUBLEASE FOR HORIZON BUILDING
                                  MONARCH PARK


     THIS Sublease is made this _____ day of ______________, 1997, by and between Horizon Organic Dairy, Inc. ("Landlord") and Aurora Dairy Company, Inc. ("Subtenant").

     Section 1.  Master Lease.  This Sublease is subject and subordinate to the
     ---------   ------------
Lease dated October 10, 1996, as amended by the Addendum to Lease, Second Addendum to Lease and Third Addendum to Lease, between MUM, II, LLC ("Owner") and Landlord ("Master Lease"). Subject to the Sections 2 through 7 below, the parties intend that Landlord shall sublet the Premises (as defined in Section 2 below) to Subtenant upon the same terms and conditions that Landlord is renting them from Owner. Except as may be inconsistent with the terms hereof, all terms, covenants and conditions in the Master Lease shall be applicable to this Sublease with the same force and effect as if Landlord were the Lessor under the Master Lease and Subtenant were the Lessee thereunder, and in case of any breach hereof by Subtenant, Landlord shall have all of the rights against Subtenant as would be available to the Landlord against the Tenant under the Master Lease, if such breach were by the Tenant thereunder. Subtenant represents that it has read and is familiar with the terms of the Master Lease. All capitalized words not otherwise defined herein shall have the meanings given them under the Master Lease.

     Section 2.  Lease of Premises.  Landlord hereby leases to Subtenant, and
     ---------   -----------------
Subtenant hereby leases from Landlord, the portion of Suite D of the Horizon Building shown on Exhibit "A" attached hereto, together with the non-exclusive right to use the common areas for the purposes for which the common areas are intended (the "Premises"). The Premises Rentable Area is 3595.2 square feet which has been determined by Architect's Measurement.

     Section 3.  Term.  The Term of this Sublease shall be from October 4, 1997
     ---------   ----
to ___ __________ unless sooner terminated or extended pursuant to the terms of this Sublease.

     Section 4.  Rent.  Subtenant shall pay to Landlord all Base Rent, Operating
     ---------   ----
Costs, and Escalation Rent attributable to the Premises under the Master Lease.

     Section 5.  Preparation of Premises.  This Sublease is conditioned upon the
     ---------   -----------------------
completion of the improvements described in Exhibit "A" attached hereto, prior to October 4, 1997.

     Section 6.  Insurance.  Subtenant shall maintain the insurance required
     ---------   ---------
under the terms of the Master Lease, except that the policy shall name Landlord and Owner as

                                                                       EXHIBIT C
                                                                       Pg 2 of 2

     additional insured parties and shall be with insurance companies and on forms reasonably satisfactory to both the Landlord and the Owner.

     Section 7.  Assignment and Subletting.  Tenant shall not assign this Lease
     ---------   -------------------------
or any interest hereto or sublease all or any part of the Premises or suffer or permit the Premises or any part thereof to be occupied by others without the prior written consent of Landlord and Owner. Landlord and Owner may each withhold their consent for any reason in their sole discretion.


     IN WITNESS WHEREOF the parties have executed this Sublease on the day and year first above written.


                              HORIZON ORGANIC DAIRY, INC.



                              By
                                -----------------------------------------------


                              AURORA DAIRY CORPORATION, INC.


                              By
                                -----------------------------------------------

                                   EXHIBIT D

     (Attached to and forming a part of Office Lease for Horizon Building)

                             RULES AND REGULATIONS

          The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees, agents or invitees. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Article 19 of the Lease.

          1. OBSTRUCTION. The sidewalks, entries, passage, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by the Landlord and shall not be obstructed by Tenant or used for any other purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of the Landlord. Landlord shall have the right to remove any such obstruction or any such item without notice to Tenant and at the expense of the Tenant.

          2. DELIVERIES. Tenant shall insure that all deliveries of supplies to the Premises shall be made during the ordinary business hours of the building. If any person delivering supplies to Tenant damages the elevator or any other part of the building, Tenant shall pay to landlord upon demand the amount require to repair such damage.

          3. MOVING. If Tenant's movers damage the elevator or an other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

          4. HEAVY ARTICLES. Tenant shall not place a load upon any floor of the Premises exceeding 50 lbs. of live load per square foot. Tenant will pay the fees of the structural engineer of the Building if structural engineering advice is necessary in planning the positioning of heavy loads. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expanse in settings sufficient to absorb and prevent vibration, noise and annoyance. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord.

          5. NUISANCE. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules and ordinances of any governmental authority having Jurisdiction over the Building. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to emanate from the Premises.

          6. PASS KEY. The Janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of the Landlord shall at all times be allowed admittance to the Premises, with reasonable notice given to Tenant.

          7. LOCKS AND KEYS FOR PREMISES. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of the Landlord shall first have been obtained.
A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord and Tenant shall not have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices and toilet rooms.

          8. USE OF THE WATER FIXTURES. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to such fixtures from misuse on the part of the Tenant shall be paid for by Tenant.

          9. NO ANIMALS, EXCESSIVE NOISE. No animals shall be allowed in the offices, halls, corridors and elevators in the Building, except guide dogs for the sight or hearing impaired. No person shall disturb the occupants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

          10. BICYCLES. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

          11. TRASH. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

          12. WINDOWS. Levelor style window coverings shall be installed by Landlord and no awnings shall be placed over the windows without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform window coverings at all windows and hallways so that the Building will present a uniform exterior appearance.

       13. HAZARDOUS OPERATIONS AND ITEMS. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Tenant shall not bring or permit to be brought or kept in or on the Premises any flammable, combustible or explosive fluid, material, chemical or substance. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

       14. HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary Business Hours of the Building unless Landlord shall have first consented to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees, on saturdays or sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

       15. NO DEFACING OF PREMISES. except as permitted below, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant. Tenant shall be allowed to hang up pictures, plagues and decorative items not exceeding 8 square feet in size on the walls of the Premises.

       16. CHAIR PADS. During the entire term of this Lease, Tenant shall, at its expense, install and maintain under all caster chairs a chair pad to protect the carpeting.

       17. CAPTIONS. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules.